SubItem 77 E

LEGAL PROCEEDINGS

Since October 2003 Federated
 and related entities
 collectively Federated
and various Federated funds
Funds have been named as
defendants in several
 class action lawsuits
 now pending in the
United States District
Court for the District
of Maryland The lawsuits
 were purportedly filed
on behalf of people who
purchased owned
andor redeemed shares of
 Federatedsponsored mutual
funds during specified
periods beginning November
 1 1998 The suits are
generally similar in alleging
 that Federated engaged in
illegal and improper trading
 practices including
market timing and late trading
in concert with certain
institutional traders which
allegedly caused financial
 injury to
the mutual fund shareholders
 These lawsuits began to be
filed shortly after Federateds
 first public announcement
that it had received requests
 for information on shareholder
trading activities in the Funds
 from the SEC the Office
of the New York State Attorney
General NYAG and other
authorities In that regard
on November 28 2005
Federated announced that
it had reached final
settlements with the SEC
and the NYAG with respect
 to those matters
Specifically the SEC and NYAG
settled proceedings against
 three Federated subsidiaries
involving undisclosed
market timing arrangements
 and late trading The SEC
 made findings that Federated
Investment Management
Company FIMC an SECregistered
 investment adviser to various
 Funds and Federated Securities
 Corp an
SECregistered brokerdealer and
 distributor for the Funds
 violated provisions of the
Investment Advisers Act and
Investment Company Act by
approving but not disclosing
 three market timing arrangements
 or the associated
conflict of interest between
FIMC and the funds involved in
 the arrangements either to other
fund shareholders or to
the funds board and that Federated
 Shareholder Services Company
formerly an SECregistered
transfer agent
failed to prevent a customer
 and a Federated employee from
late trading in violation of
provisions of the Investment
Company Act The NYAG found
that such conduct violated
provisions of New York State
 law Federated entered
into the settlements without
admitting or denying the
regulators findings As
 Federated previously
reported in 2004
it has already paid
approximately 80 million
 to certain funds as
determined by an independent
 consultant As part
of these settlements
 Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
amount of an
additional 72 million and
among other things agreed that
 it would not serve as
investment adviser to any
registered investment company
unless i at least 75 of the
 funds directors are independent
 of Federated ii the
chairman of each such fund is
 independent of Federated iii
no action may be taken by the
funds board or any
committee thereof unless approved
 by a majority of the independent
 trustees of the fund or
committee respectively
and iv the fund appoints a senior
officer who reports to the
 independent trustees and
is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
 the process by which
management fees charged to a
 fund are approved The settlements
 are described in Federateds
announcement
which along with previous press
 releases and related
 communications on those matters
 is available in the About
Us section of Federateds website
 at FederatedInvestorscom
Federated and various Funds
 have also been named as defendants
 in several additional
lawsuits the majority of
which are now pending in the
 United States District Court for
 the Western District of
Pennsylvania alleging among
other things excessive advisory
 and Rule 12b1 fees
The Board of the Funds has
 retained the law firm of
Dickstein Shapiro LLP to represent
 the Funds in these lawsuits
Federated and the Funds and their
 respective counsel are reviewing
 the allegations and intend
to defend this
litigation Additional lawsuits
 based upon similar allegations
 may be filed in the future The
potential impact of
these lawsuits all of which seek
 unquantified damages attorneys
 fees and expenses and future
 potential similar
suits is uncertain Although we
 do not believe that these lawsuits
 will have a material adverse
 effect on the Funds
there can be no assurance that
these suits ongoing adverse
publicity andor other developments
 resulting from the
regulatory investigations will
not result in increased Fund
redemptions reduced sales of
Fund shares or other
adverse consequences for
the Funds



4